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As filed with the Securities and Exchange Commission on May 7, 2001

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WEBSENSE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0380839 (IRS Employer Identification No.)

10240 Sorrento Valley Road
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

WEBSENSE, INC.
2000 STOCK INCENTIVE PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

John B. Carrington
Chairman of the Board, President and Chief Executive Officer
Websense, Inc.
10240 Sorrento Valley Road
San Diego, CA 92121
(Name and address of agent for service) (858) 320-8000
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

2000 Stock Incentive Plan Common Stock, $0.01 par value	788,194 shares	$12.40	$9,773,606	$2,443.40

2000 Employee Stock Purchase Plan Common Stock, $0.01 par value	197,049 shares	$12.40	$2,443,408	$610.85

	985,243 shares		Aggregate Registration Fee	$3,054.25

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Websense, Inc. 2000 Stock Incentive Plan or the Websense, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on April 30, 2001, as reported by the Nasdaq National Market.

   Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 985,243 shares of Common Stock of the Registrant for issuance under the Websense, Inc. 2000 Stock Incentive Plan and the Websense, Inc. Employee Stock Purchase Plan. The contents of the prior Registration Statement relating to the Plans, Filing No. 333-33382, is incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

    Websense, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 29, 2001;

  (b)
  The Registrant's Current Report on Form 8-K, filed with the Commission on March 8, 2001; and

  (c)
  The Registrant's Registration Statement on Form 8-A/12-G which was filed with the Commission on March 24, 2000 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibits
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-39003 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 7th day of May, 2001.

WEBSENSE, INC.
By:	/s/ JOHN B. CARRINGTON John B. Carrington Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

    That the undersigned officers and directors of Websense, Inc., a Delaware corporation, do hereby constitute and appoint John B. Carrington, Chairman of the Board, President and Chief Executive Officer and Douglas C. Wride, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN B. CARRINGTON John B. Carrington	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 7, 2001

II–2

/s/ DOUGLAS C. WRIDE Douglas C. Wride	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2001
/s/ ROBERT J. LOARIE Robert J. Loarie	Director	May 7, 2001
/s/ BRUCE T. COLEMAN Bruce T. Coleman	Director	May 7, 2001
/s/ JOHN C. STISKA John C. Stiska	Director	May 7, 2001
/s/ PETER C. WALLER Peter C. Waller	Director	May 7, 2001
/s/ GARY E. SUTTON Gary E. Sutton	Director	May 7, 2001

II–3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

EXHIBITS
TO
FORM S-8
UNDER
SECURITIES ACT OF 1933
WEBSENSE, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-39003 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

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PART II Information Required in the Registration Statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX